JOINT FILING AGREEMENT

                   The undersigned hereby agree that the Statement on Schedule 13D, dated August 25, 1999, as amended and supplemented by Amendment No. 1 on October 26, 1999, and by Amendment No. 2 on January 31, 1999 (the "Schedule 13D"), with respect to the Common Stock, par value $0.01 per share, of NTL Incorporated, is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Regulation 13D under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                   IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 31st day of January, 2000.

                                     FRANCE TELECOM S.A.

                                     By: /s/ Jean-Louis Vinciguerra
                                         ---------------------------------
                                         Name:  Jean-Louis Vinciguerra
                                         Title: Senior Executive Vice President

                                     COMPAGNIE GENERALE DES
                                     COMMUNICATION (COGECOM) S.A.

                                     By: /s/ Pierre Dauvillaire
                                         ---------------------------------------
                                         Name:  Pierre Dauvillaire
                                         Title: Chairman of the Board of
                                                Directors